UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 9, 2014

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the promotion of Thomas P. Joyce, Jr. to President and Chief Executive Officer of Danaher Corporation (“Danaher” or the “Company”) on September 9, 2014, the Compensation Committee of the Board of Directors has effective as of such date:

•	increased Mr. Joyce’s annual base salary rate from $825,000 to $1,000,000;

•	modified Mr. Joyce’s 2014 target bonus opportunity under the Company’s 2007 Executive Incentive Compensation Plan to provide that 69% of his 2014 target bonus opportunity will be based on a target bonus percentage of 150% and a base salary rate of $825,000 (reflecting the bonus terms in effect during the portion of 2014 he served as Executive Vice President), and 31% of his 2014 target bonus opportunity will be based on a target bonus percentage of 200% and a base salary rate of $1,000,000 (reflecting the new bonus terms applicable to the portion of 2014 he will serve as President and CEO);

•	awarded Mr. Joyce equity compensation under the Company’s 2007 Stock Incentive Plan with a target award value of $2,330,000, split equally between stock options and performance-based RSUs (“RSUs”). One-half of the options and RSUs will vest on each of the fourth and fifth anniversaries of the grant date, provided that none of the RSUs will vest unless the Company completes four consecutive fiscal quarters starting after the grant date and ending on or prior to the tenth anniversary of the grant date in which (x) the Company’s Adjusted EPS exceeds 110% of its Adjusted EPS for the four fiscal quarters ended June 27, 2014 and (y) the Company achieves positive net income;

•	amended the Agreement Regarding Competition and Protection of Proprietary Interests dated March 16, 2009 by and between Danaher and Mr. Joyce (the “Agreement”) to provide that if Danaher terminates Mr. Joyce’s employment without cause, in addition to the 12 months of base salary already provided for under the Agreement and as additional consideration for Mr. Joyce’s obligations under the Agreement, Danaher will (1) pay him an amount equal to the average of the annual cash incentive compensation awards paid to him with respect to the three most recent, completed calendar years prior to the date of termination (the “Three-Year Average Annual Bonus”), (2) pay him a prorated portion of the Three-Year Average Annual Bonus (but such Bonus amount not to exceed 250% of his annual base salary rate as of the termination date), based on the number of days he is employed by the Company in the year of termination divided by 365, and (3) accelerate the time-based vesting applicable to his outstanding equity awards on a pro rata basis based on the number of days between the grant date and termination date divided by the total number of days in the original vesting term of the award; and

•	approved relocation benefits in accordance with the Company’s relocation policy for management employees and personal usage of the Company aircraft capped at $125,000 per year.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description

10.1	Amendment dated September 11, 2014 to Agreement Regarding Competition and Protection of Proprietary Interests by and between Danaher Corporation and Thomas P. Joyce, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
	Name:	Daniel L. Comas
	Title:	Executive Vice President and Chief Financial Officer

Dated: September 15, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment dated September 11, 2014 to Agreement Regarding Competition and Protection of Proprietary Interests by and between Danaher Corporation and Thomas P. Joyce, Jr.